                                                                    EXHIBIT 21


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
SUBSIDIARIES OF NORRELL CORPORATION                   STATE OF INCORPORATION
-----------------------------------                   ----------------------

Norrell Services, Inc.                                        Georgia
Norrell Services International, Inc.                          Georgia
Norrell Services, Ltd.                                        Canada
Norrell Temporary Services, Inc.                              Georgia
Dynamic Temporary Services, Inc.                              Georgia
Norrell Acquisition Corp.                                     Delaware
Norrell Health Care, Inc.                                     Georgia
Tascor Incorporated                                           Georgia
HealthTask Corporation*                                       Delaware
HealthTask L.P.**                                             Delaware
The Executive Speaker, Inc.                                   Florida
HCA - Home Care Services, Inc.                                New York
Norrell Health Care of New York, Inc.                         New York
Norrell Asset Management Company                              Nevada
Norrell Licensing Company                                     Nevada
Norrell Finance Company                                       Nevada
Norrell Enterprises Corporation                               Nevada
Norrell Resources Corporation                                 Delaware
NC Holding Corporation                                        Georgia
CallTask Incorporated                                         Georgia
Valley Temporary Services, Inc.                               Arizona
Manzanita Resources, Inc.                                     Arizona
Norrell Information Services, Inc.                            Georgia
NorCross Teleservices Inc.                                    Delaware
Tascor Resources Corporation                                  Georgia
American Technical Resources, Inc.                            Virginia
Comtex Information Systems, Inc.                              Delaware
ANATEC Asset Management Company                               Nevada
ATR Asset Management Company                                  Nevada
Comtex Asset Management Company                               Nevada
Norrell Services of Texas, Inc.                               Georgia
Norrell International Ltd.                                    Nevada
Norrell (UK) Limited                                          United Kingdom
FSS International Limited                                     United Kingdom
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*        50% owned by Norrell Corporation
         50% owned by Ernst & Young Resources L.L.C.

**       Limited Partnership
         49% owned by Tascor Incorporated
         49% owned by Ernst & Young U.S. LLP
         2% owned by HealthTask Corporation as General Partner